                                                        Registration No. 333-___

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ________________

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               QUEBECOR WORLD INC.
             (Exact Name of registrant as specified in its charter)

                Canada                                  Not Applicable
    -------------------------------                  -------------------
    (State or other jurisdiction of                   (I.R.S. Employer
     incorporation or organization)                  Identification No.)

                            612 Saint-Jacques Street
                        Montreal, Quebec, Canada H3C 4M8
              -----------------------------------------------------
          (Address, including zip code, of principal executive offices)

                 Quebecor World USA Employee Stock Purchase Plan
                 -----------------------------------------------
                            (Full title of the plan)

                               Quebecor World Inc.
                      c/o Delaware Trust Capital Management
                         300 Delaware Avenue, Suite 1222
                           Wilmington, Delaware 19801
                                 (302) 552-3108
            (Name, address, including zip code, and telephone number
                   including area code, of agent for service)

                                    Copy to:
                              John A. Willett, Esq.
                                 Arnold & Porter
                                 399 Park Avenue
                          New York, New York 10022-4690
                                 (212) 715-1000
                              _____________________

                         Calculation of Registration Fee

-------------------------------------------------------------------------------------------------------------
 Title of securities to be      Amount to be      Proposed maximum      Proposed maximum        Amount of
         registered              registered      offering price per    aggregate offering     registration
                                                     unit(1)(2)             price(2)               fee
-------------------------------------------------------------------------------------------------------------
 Subordinate Voting Shares       2,000,000            $22.875            $45,750,000.00        $12,078.00
-------------------------------------------------------------------------------------------------------------

(1) Calculated on the basis of the average of the high and low sale prices of the Registrant's Common Stock as reported on November 16, 2000 on the New York Stock Exchange which date is within 5 business days prior to the date of the filing of this Registration Statement.
(2) Estimated solely for the purpose of determining the registration fee in accordance with Rule 457(h).

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed by Quebecor World Inc. (the "Registrant" or the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference as of their respective dates:

     (a) The Registrant's Annual Report on Form 40-F for the fiscal year ended 1999 (Registration No. 1-14118) filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act");

     (b) The description of the Registrant's Subordinate Voting Shares (the "Shares"), contained in the Registrant's Registration Statement on Form F-4 (Registration No. 333-86481);

     (c)  The Registrant's current reports on Form 6-K since January 1, 2000;
          and

     (d) All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the respective date of filing of such documents. Any statement contained in a document incorporated by reference herein is modified or superceded for all purposes to the extent that a statement contained in this Registration Statement or in any other subsequently filed document which is incorporated by reference modifies or replaces such statement. Any such statement so modified or superceded shall not be deemed, except as so modified or so superceded, to constitute a part of this Registration Statement.

ITEM 4.   DESCRIPTION OF SECURITIES.

                  Not Applicable.


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

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

          Not Applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Under the Canada Business Corporation Act, the Registrant may indemnify a present or former director or officer or a person who acts or acted at the Registrant's request as a director or officer of another corporation of which the Registrant is or was a stockholder or creditor, and his or her heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason of his or her position with the Registrant and provided that the director or officer acted honestly and in good faith with a view to the best interests of the Registrant and, in the case of a criminal or administrative act or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that his or her conduct was lawful. Such indemnification may be made in connection with a derivative action only with court approval. A director or officer is entitled to indemnification from the Registrant as a matter of right if he or she was substantially successful on the merits and fulfilled the conditions set forth above.

     In accordance with the Canada Business Corporations Act, the by-laws of the Registrant indemnify a director or officer, a former director or officer, or a person who acts or acted at the Registrant's request as a director or officer of the corporation in which the Registrant is or was shareholder or creditor against any and all losses and expenses reasonably incurred by him or her in respect of any civil, criminal or administrative proceeding to which he or she was made a party by reason of being or having been a director or officer of the Registrant or other corporation if he or she acted honestly and in good faith with a view to the best interest of the Registrant or in the case of a criminal or administrative action or proceeding that is enforced by monetary penalty, he or she had reasonable grounds in believing that his conduct was lawful.

     A policy of directors' and officers' liability insurance is maintained by the Registrant which insures directors and officers of the Registrant and its subsidiaries for losses as a result of claims based upon the acts or omissions as directors and officers of the Registrant, including liabilities arising under the Securities Act of 1933, and also reimburses the Registrant for payments made pursuant to the indemnity provisions under the Canada Business Corporations Act.

     Insofar as whether indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provision, the Registrant has been informed that in the opinion of the United States Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED

          Not Applicable.

ITEM 8.   EXHIBITS

     The exhibits listed on the Exhibit Index on page II-9 of this Registration Statement are filed herewith or are incorporated herein by reference to other filings.

ITEM 9.   UNDERTAKINGS

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The Registrant hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act").

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

     2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such new securities at that time shall be deemed to be the initial bona fide offering thereof.



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

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized in the City of Montreal, Province of Quebec, Country of Canada, on this 14th day of November 2000.

                                QUEBECOR WORLD INC.


                                By: /s/ Charles G. Cavell
                                    ------------------------------------
                                    Name:  Charles G.Cavell
                                    Title: President and Chief
                                           Executive Officer


                                By: /s/ Christian M. Paupe
                                    ------------------------------------
                                    Name:  Christian M. Paupe
                                    Title: Executive Vice President,
                                           Chief Financial Officer and
                                           Chief Administrative Officer

                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Charles G. Cavell and Christian M. Paupe as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for the undersigned in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file the same, with exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and conforming all that such attorney-in-fact and agent, or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature                         Title                                     Date
---------                         -----                                     ----
/s/ Charles G. Cavell             Director, President and Chief             November 14, 2000
--------------------------        Executive Officer
Charles G. Cavell                 (Principal Executive Officer)

/s/ Christian M. Paupe            Executive Vice President,                 November 14, 2000
--------------------------        Chief Financial Officer and Chief
Christian M. Paupe                Administrative Officer (Principal
                                  Financial and Accounting Officer)

/s/ Jean Neveu                    Director and Chairman of the Board        November 14, 2000
--------------------------
Jean Neveu

/s/ Reginald K. Brack             Director                                  November 14, 2000
--------------------------
Reginald K. Brack

/s/ Robert Coallier               Director                                  November 14, 2000
--------------------------
Robert Coallier

/s/ Marcello A. De Giorgis        Director                                  November 15, 2000
-------------------------
Marcello A. De Giorgis

/s/ Raymond Lemay                 Director                                  November 14, 2000
--------------------------
Raymond Lemay

/s/ Eileen A. Mercier             Director                                  November 16, 2000
--------------------------
Eileen A. Mercier

/s/ Brian Mulroney                Director                                  November 14, 2000
--------------------------
Brian Mulroney

/s/ Robert Normand                Director                                  November 15, 2000
--------------------------
Robert Normand

--------------------------        Director                                  November 14, 2000
Erik Peladeau


                                   II-6

/s/ Pierre Karl Peladeau          Director                                  November 14, 2000
--------------------------
Pierre Karl Peladeau

/s/ Alain Rheaume                 Director                                  November 16, 2000
--------------------------
Alain Rheaume

                                INDEX TO EXHIBITS

Exhibit 4 Quebecor World USA Employee Stock Purchase Plan, filed herewith.

Exhibit 5           Opinion of Ogilvy Renault, filed herewith.

Exhibit 23.1        Consent of KPMG LLP, Chartered Accountants, filed herewith.

Exhibit 23.2 Consent of Ogilvy Renault (contained in the opinion filed as Exhibit 5 hereto).


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